SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ZIONS BANCORPORATION
(Exact Name of Registrant as Specified in its Charter)

Utah
(State of Incorporation or Organization)

87-0227400

(I.R.S. Employer Identification No.)

One South Main Street, Suite 1134
Salt Lake City, Utah

(Address of Principal Executive Offices)

84111
(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number(s) to which this form relates: 333-107746

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
6.00% Subordinated Notes due September 15, 2015	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                None

Item 1.            Description of Registrant’s Securities to be Registered

This registration statement relates to the 6.00% Subordinated Notes due September 15, 2015 (the “Notes”), of Zions Bancorporation, a Utah corporation (the “Company”). The particular terms of the Notes are described in the prospectus, dated August 21, 2003, as supplemented by the Prospectus Supplement dated September 3, 2003 (together, the “Prospectus”), which form a part of the Registration Statement on Form S-3 (File No. 333-107746) filed with the Securities and Exchange Commission on August 7, 2003 (including all amendments and supplements thereto, the “Registration Statement”). Such Prospectus, as it may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.            Exhibits

Exhibit No.	Description

1

Subordinated Debt Indenture, dated September 10, 2002, between Zions Bancorporation and J.P. Morgan Trust Company, National Association, as trustee, with respect to subordinated debt securities of Zions Bancorporation (incorporated by reference to Exhibit 4.2 to the Registrant's filing on Form S-3 (File No. 333-89202), filed May 28, 2002).

2	6.00% Subordinated Note due September 15, 2015 of Zions Bancorporation.
2

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZIONS BANCORPORATION BY: /S/ Doyle L. Arnold Name: Doyle L. Arnold Title: Executive Vice President and Chief Financial Officer

Date: September 22, 2003 3